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                                                                  EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in the Registration Statement of Fort Bend Holding Corporation on Form S-8 of our Report dated June 25, 1999, on our audit of the financial statements of the Fort Bend Federal Savings and Loan Association of Rosenberg Profit Sharing Plan and Trust as of December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997 and 1996, which report is included in this Annual Report on Form 11-K.



                                            /s/ Ham, Langston & Brezina, L.L.P.


Houston, Texas
June 29, 1999